Exhibit 99.1

TSS, INC. REPORTS PRELIMINARY FOURTH QUARTER AND 2014 RESULTS

Round Rock, TX – March 31 , 2015 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported preliminary results for its fourth quarter and fiscal year ended December 31, 2014. These are preliminary and unaudited results based on current expectations and are subject to quarter and year-end closing adjustments; accordingly, actual results may differ.

Preliminary 2104 Financial Results:

The Company expects to report fourth quarter revenue of approximately $8.4 million and fiscal 2014 revenues of approximately $28 million, non-GAAP adjusted EBITDA of approximately $0.4 million for the fourth quarter and a non-GAAP adjusted EBITDA loss of $1.2 million for 2014. The Company expects to report net income between $0 - 0.1 million for the fourth quarter and a net loss for 2014 of approximately $2.5 million.

“We were pleased to deliver higher revenues and to achieve profitable results during the fourth quarter” said Anthony Angelini, President and Chief Executive Officer of TSS. “We have been focused on operating our business profitability without compromising the service and value that we deliver to our customers. Our gross profit margin doubled compared to the previous year driving a substantial improvement in our results.”

Filing of Form 12b-25

The Company also announced today that it has filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission providing the Company a 15 day extension to file its Annual Report on Form 10-K for the year ended December 31, 2014. The Company must extend its filing date to provide additional time to complete the audit of its financial statements, which could not be accomplished by the original filing date without incurring unreasonable effort and expense because the Company needs additional time to respond to information requests from its independent registered public accounting firm. The Company expects to file its Annual Report on Form 10-K within the fifteen day extension period provided by Rule 12b-25.

Cautionary Statement Regarding Forward Looking Statements

This statements made in this press release under the caption “Preliminary 2014 Financial Results” with respect to expected future and preliminary financial results, as well as other statements regarding expected future events or results, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1998 Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are often characterized by the use of forward-looking terminology such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "will" or other similar words, but are not the only way these statements are identified. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. The Company has based these forward-looking statements on assumptions and assessments made by its management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things: the Company’s 2014 results are unaudited results based on current expectations and are subject to quarter-end closing adjustments and the completion of the Company’s annual audit; the Company’s reliance on a significant portion of its revenue from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the Company’s SEC reports, which are designed to advise interested parties of the risks and factors that may affect its business, financial condition, results of operations and prospects. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Discussion Disclosure

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States of America (GAAP). In addition, certain non-GAAP financial measures have been provided excluding certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are included in an effort to provide information that investors may deem relevant to evaluate results from the company's core business operations and to compare the company's performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as interest, taxation, depreciation, amortization expenses and expenses associated with share-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

In $’000	Three-month period ended December 31,		Year Ended December 31
	2014	2013	2014	2013
GAAP net income (loss) Adjustments:	$95	$(788)	$(2,480)	$(2,794)
Interest expense, net	67	70	277	197
Depreciation and amortization	135	164	506	358
Tax expense	21	-	21	-
EBITDA	318	(554)	(1,676)	(2,239)
Stock-based compensation	125	109	474	402
Provision for bad debts	(10)	6	14	23
Adjusted EBITDA	$433	$(439)	$(1,188)	$(1,814)

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2014 results for today at 4:30PM Eastern. To participate on the conference call, please dial 1-888-862-6557 toll free from the U.S., or 630-691-2748, conference code 39347379#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Tuesday, April 14, 2015. The audio replay can be accessed by dialing 1-888-843-7419 locally or 630-652-3042 toll free then enter conference ID number 39347379#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Company Contact:

TSS, Inc.

John Penver,

Chief Financial Officer

Phone: (512) 310-1000